Exhibit 10.33

LATTICE SEMICONDUCTOR CORPORATION

2001 OUTSIDE DIRECTORS' STOCK OPTION PLAN

Amended and restated effective as of the date of the 2006 annual stockholders' meeting

1.    Purposes of the Plan. The purposes of this 2001 Outside Directors' Stock Option Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide addi-tional incen-tive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

All options granted hereunder shall be “non-statutory stock options.”

2.    Definitions. As used herein, the following definitions shall apply:

(a)    “Board” means the Board of Directors of the Company.

(b)    “Code” means the Internal Revenue Code of 1986, as amended.

(c)    “Common Stock” means the common stock of the Company.

(d)    “Company” means Lattice Semiconductor Corporation, a Delaware corporation.

(e)    “Continuous Status as a Director” means the absence of any interruption or termination of service as a Director.

(f)    “Director” means a member of the Board.

(g)    “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.

(h)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)    “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, or, if the day of determination is not a market trading day, on the first market trading day following the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for the last market trading day prior to the time of determination, or, if the day of determination is not a market trading day, on the first market trading day following the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iii)    In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(j)    “Option” means a stock option granted pursu-ant to the Plan.

(k)    “Optioned Stock” means the Common Stock sub-ject to an Option.

(l)    “Optionee” means an Outside Director who receives an Option.

(m)    “Outside Director” means a Director who is not an Employee.

(n)    “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(o)    “Plan” means this 2001 Outside Directors' Stock Option Plan.

(i)    “Share” means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

(p)    “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

3.    Stock Subject to the Plan. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is one million (1,000,000) Shares (the “Pool”). The Shares may be authorized but unissued, or reacquired Common Stock.

If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

4.    Administration of and Grants of Options under the Plan.

(a)    Administrator. Except as otherwise required herein, the Plan shall be administered by the Board.

(b)    Procedure for Grants. All grants of Options to Outside Directors made on or after the date of obtaining stockholder approval of the amended Plan in 2006 shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions (all grants made prior to the 2006 stockholder approval date shall be governed by the plan as in effect prior to such amendments):

(i)    No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors, the exercise price thereof or the timing of the grant of such Options.

(ii)    Directors' First Option.

(A)    Grant. Each Outside Director shall automatically be granted an Option to purchase ninety thousand (90,000) Shares (the “Directors' First Option”) on the date of the first meeting of the Board coinciding with or following the date on which he/she first becomes an Outside Director.
(B)    Terms. The term of the Directors' First Option granted hereunder shall be ten (10) years and the Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 8 hereof. Subject to the accelerated vesting provisions of Sections 8 and 10 hereof, the Directors' First Option shall become exercisable in installments cumulatively with respect to 25% of the Optioned Stock on the date of grant, and as to an additional 1/16th of the Optioned Stock each three (3) months thereafter, so that one hundred percent (100%) of the Optioned Stock shall be exercisable on the third anniversary of the date of grant; provided that the Optionee continues to serves as a Director on such dates; provided, further, that in no event shall any Option be exercisable prior to obtaining stockholder approval of the Plan.
(iii)    Replenishment Option.

(A)     Grant. In addition, each Outside Director shall automatically be granted an additional Option to purchase twenty-two thousand five hundred (22,500) Shares (the “Replenishment Option”) on the date of the 3rd Quarter Meeting of each fiscal year, provided that such Outside Director at such date continues to serve as a Director; provided, however, that a Director shall not receive a Replenishment Option in the same fiscal year in which he/she has received a Directors' First Option nor shall a Director receive a Replenishment Option in the following fiscal year if such Director received a Directors' First Option at the meeting of the Board in the fourth (4th) quarter of the preceding fiscal year.

(B)    Terms. The term of the Replenishment Option granted hereunder shall be ten (10) years and the Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 8 hereof. Subject to the accelerated vesting provisions of Sections 8 and 10 hereof, the Replenishment Option shall become exercisable in installments cumulatively with respect to 1/4th of the Optioned Stock twenty-seven (27) months after the date of grant (the “Initial Vesting Date”) and as to an additional 1/4th of the Optioned Stock each three (3) months thereafter, so that one hundred percent (100%) of the Optioned Stock shall be exercisable on the third anniversary of the date of grant; provided that the Optionee continues to serves as a Director on such dates; provided, further, that in no event shall any Option be exercisable prior to obtaining stockholder approval of the Plan.
(iv)    Prorated Replenishment Option.

(C)     Grant. Each Outside Director who is granted a Directors' First Option in a meeting of the Board in either the first (1st), second (2nd) or fourth (4th) quarters of any fiscal year, shall automatically be granted a “Prorated Replenishment Option” (as defined below) on the date of the following 3rd Quarter Meeting. A Prorated Replenishment Option shall mean an option to purchase: (i) eleven thousand two hundred and fifty (11,250) Shares, if the grant date of the Directors' First Option is the date of the meeting of the Board in the first (1st) quarter of the Company's fiscal year (the “First Quarter Prorated Replenishment Option”; (ii) five thousand six hundred and twenty-five (5,625) Shares if the grant date of the Directors' First Option is the date of the meeting of the Board in the second (2nd) quarter of the Company's fiscal year (the “Second Quarter Prorated Replenishment Option”); or (iii) sixteen thousand eight hundred and seventy-five (16,875) Shares, if the grant date of the Directors' First Option is the date of the meeting of the Board in the fourth (4th) quarter of the Company's fiscal year (the “Fourth Quarter Prorated Replenishment Option”).

(D)    Terms. The term of the Prorated Replenishment Option granted hereunder shall be ten (10) years and the Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 8 hereof. Subject to the accelerated vesting provisions of Sections 8 and 10 hereof, the First Quarter Prorated Replenishment Option shall become exercisable in installments cumulatively with respect to 1/2 of the Optioned Stock thirty-three (33) months after the date of grant and as to the remaining 1/2 three (3) months thereafter. Subject to the accelerated vesting provisions of Sections 8 and 10 hereof, the Second Quarter Prorated Replenishment Option shall become exercisable in full thirty-six (36) months after the date of grant. Subject to the accelerated vesting provisions of Sections 8 and 10 hereof, the Fourth Quarter Prorated Replenishment Option shall become exercisable in installments cumulatively with respect to 1/3 of the Optioned Stock thirty (30) months after the date of grant and as to an additional 1/3 of the Optioned Stock each three (3) months thereafter; provided that, with respect to any Prorated Replenishment Option, the Optionee continues to serves as a Director on such dates; provided, further, that in no event shall any Option be exercisable prior to obtaining stockholder approval of the Plan.

(v)    Adjustment Option.
(A)     Grant. Each Outside Director who remains as such through the date of the 3rd Quarter Meeting in fiscal year 2006 and who has not received (and is not due to receive) a Directors' First Option on or after the date of the annual stockholder meeting in 2006 shall, on the date of such meeting, receive an additional one-time Option to purchase eighteen thousand (18,000) Shares (the “Adjustment Option”).
(B)    Terms. The term of the Adjustment Option shall be ten (10) years and the Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 8 hereof. Subject to the accelerated vesting provisions of Sections 8 and 10 hereof, the Adjustment Option shall become exercisable in installments cumulatively with respect to 25% of the Optioned Stock on the date of grant, and as to an additional 1/16th of the Optioned Stock each three (3) months thereafter, so that one hundred percent (100%) of the Optioned Stock shall be exercisable on the third anniversary of the date of grant; provided that the Optionee continues to serves as a Director on such dates; provided, further, that in no event shall any Option be exercisable prior to obtaining stockholder approval of the Plan.

(vi)    In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously pur-chased under Options to exceed the Pool, then, unless additional shares have become available under the Plan, the remaining Shares available for Option grant shall be granted under Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional

Shares become avail-able for grant under the Plan through an increase in the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

(c)    Powers of the Board. Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant informa-tion and in accordance with Section 2(i) of the Plan, the Fair Market Value of the Common Stock; (ii) to interpret the Plan; (iii) to prescribe, amend and rescind rules and regulations relating to the Plan; (iv) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder; (v) to extend the length of time an Option remains exercisable after the termination of an Optionee's status as a Director; and (vi) to make all other determinations deemed neces-sary or advisable for the administration of the Plan.

(d)    Effect of Board's Decision. All decisions, determinations and interpretations of the Board shall be final.

5.    Eligibility. Options may be granted only to Outside Directors. All Options shall be automatically granted in accor-dance with the terms set forth in Section 4(b) hereof.

The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director's relationship with the Company at any time.

6.    Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner term-inated under Section 11 of the Plan.

7.    Exercise Price and Consideration.

(a)    Exercise Price. The per Share exercise price for Optioned Stock shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

(b)    Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist of (i) cash, (ii) check, (iii) other shares which (x) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (v) any combination of the foregoing methods of payment.

8.    Exercise of Option.

(a)    Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4(b) hereof; provided, however, that no Options shall be exercisable until stockholder approval of the Plan in accordance with Section 16 hereof has been obtained.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be avail-able, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)    Termination of Continuous Status as a Director. Subject to Section 10 hereof, in the event an Optionee's Continuous Status as a Director terminates (other than upon the Optionee's death or total and permanent disability (as defined in Section 22(e)(3) of the Code)), the Optionee may exercise his or her Option, but only within three (3) months from the date of such termination, and only to the extent that the Optionee was entitled to exercise it at the date of such termina-tion (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option at the date of such termina-tion, or to the extent that the Optionee does not exer-cise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

(c)    Disability of Optionee. In the event Optionee's Continuous Status as a Director terminates as a result of total and per-manent disability (as defined in Section 22(e)(3) of the Code), the Optionee may exercise his or her Option, including portions not yet vested, prior to the earlier of the expiration of twelve (12) months from the date of termination or the expiration of the Option. To the extent that the Optionee does not exercise such Option within the time specified herein, the Option shall terminate.

(d)    Death of Optionee. In the event of an Optionee's death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, including portions not yet vested, prior to the earlier of the expiration of twelve (12) months from the date of termination or the expiration of the Option. To the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option within the time specified herein, the Option shall terminate.

9.    Non-Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or dis-tribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

10.	Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a)    Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares for which Options shall be automatically granted pursuant to Section 4(b) hereof and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclas-sification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action; provided, however, that the Company shall give each Optionee notice of such dissolution or liquidation at least thirty (30) days prior to the consummation of such dissolution or liquidation and, upon receipt of such notice, all options shall become fully exercisable.

(c)    Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option which is not fully exercisable shall be accelerated and become fully exercisable.

11.    Amendment and Termination of the Plan.

(a)    Amendment and Termination. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as is required.

(b)    Effect of Amendment, Etc. Any such amend-ment, altera-tion, suspension or discontinuation of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended, altered, suspended or discontinued.

12.    Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accor-dance with Section 4(b) hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

13.    Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, includ-ing, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regu-lations promulgated there-under, state securities laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being pur-chased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares here-under, shall relieve the

Company of any liability in respect of the failure to issue or sell such Shares as to which such requi-site authority shall not have been obtained.

14.    Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such num-ber of Shares as shall be sufficient to satisfy the requirements of the Plan.

15.    Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

16.    Stockholder Approval. Effectiveness of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law and any stock exchange rules.

17.    No Option Repricing Without Stockholder Approval. In no event shall the Board have the right, without stockholder approval, to (i) lower the price of an Option granted under the Plan after it is granted, except in connection with adjustments provided in Section 10; (ii) take any other action with respect to an Option granted under the Plan that is treated as a repricing under generally accepted accounting principles; or (iii) cancel an Option granted under the Plan at a time when its strike price exceeds the fair market value of the underlying Shares, in exchange for another option, restricted stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction.